UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 27, 2010

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Park Drive
Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
Item 8.01   Other Events.
     As previously disclosed, in November 2006, two stockholder derivative lawsuits were filed against Black Box Corporation (the “Company”) itself, as a nominal defendant, and several of the Company’s current and former officers and directors in the United States District Court for the Western District of Pennsylvania (the “District Court”). The two substantially identical stockholder derivative complaints allege that the individual defendants improperly backdated and/or benefitted from grants of stock options in violation of the Company’s stockholder-approved stock option plans during the period 1996-2002, improperly recorded and accounted for backdated stock options in violation of generally accepted accounting principles, improperly took tax deductions based on backdated stock options in violation of the Internal Revenue Code of 1986, as amended, produced and disseminated false financial statements and Securities and Exchange Commission (“SEC”) filings to the Company’s stockholders and to the market that improperly recorded and accounted for the backdated option grants, concealed the alleged improper backdating of stock options and obtained substantial benefits from sales of Company stock while in the possession of material inside information. The complaints sought damages on behalf of the Company against certain current and former officers and directors and allege breach of fiduciary duty, unjust enrichment, securities law violations and other claims. The two lawsuits were consolidated into a single action as In re Black Box Corporation Derivative Litigation, Master File No. 2:06-CV-1531 JFC, and plaintiffs filed an amended consolidated stockholder derivative complaint on August 31, 2007 (the “Action”). During the second quarter of the fiscal year ending March 31, 2010 (“Fiscal 2010”), an agreement in principle for settlement of the Action and related matters arising out of the Company’s review of its historical stock option practices was achieved. During the third quarter of Fiscal 2010, certain of the parties to the Action and certain insurers entered into a Memorandum of Understanding regarding settlement of the Action and related matters. On January 22, 2010, the parties to the Action and certain insurers executed a Stipulation of Compromise and Settlement (the “Stipulation”) and the parties to the Action executed a Joint Motion for Preliminary and Final Approval of Proposed Settlement (the “Joint Motion”), and such documents were filed with the District Court. On January 27, 2010, the District Court entered an order preliminarily approving the proposed settlement and setting forth a process and scheduling a hearing for consideration of final approval of the proposed settlement (the “Preliminary Order”).
     Pursuant to the Preliminary Order, the Company is required to file with the SEC the Notice of Proposed Settlement of Derivative Action and of Settlement Hearing attached hereto as Exhibit 99.4 (the “Notice”) and the Stipulation attached hereto as Exhibit 99.2. Also pursuant to the Preliminary Order, the Company will issue a press release including the Notice. The Company is also filing with this Form 8-K the Joint Motion, the Preliminary Order and a proposed Order of Dismissal and Judgment.
     The proposed settlement remains subject to final approval of the District Court.

Item 9.01   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1
Joint Motion for Preliminary and Final Approval of Proposed Settlement dated January 22, 2010. (Note: the exhibits to the Joint Motion are omitted since they are filed, in substantially the same form, as Exhibits 99.2-99.5 to this Form 8-K.)

99.2	Stipulation of Compromise and Settlement dated January 22, 2010.

99.3	Preliminary Approval Order dated January 27, 2010.

99.4	Notice of Proposed Settlement of Derivative Action and of Settlement Hearing dated February 1, 2010.

99.5	[Proposed] Order of Dismissal and Judgment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: February 1, 2010	By:	/s/ Michael McAndrew
Michael McAndrew Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description

99.1
Joint Motion for Preliminary and Final Approval of Proposed Settlement dated January 22, 2010. (Note: the exhibits to the Joint Motion are omitted since they are filed, in substantially the same form, as Exhibits 99.2-99.5 to this Form 8-K.)

99.2	Stipulation of Compromise and Settlement dated January 22, 2010.

99.3	Preliminary Approval Order dated January 27, 2010.

99.4	Notice of Proposed Settlement of Derivative Action and of Settlement Hearing dated February 1, 2010.

99.5	[Proposed] Order of Dismissal and Judgment.